As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(908) 517-7330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spiro Rombotis

President and Chief Executive Officer

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(908) 517-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel I. Papernik, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

919 Third Avenue

New York, NY 10022

Tel: (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 1, 2023

$100,000,000

CYCLACEL PHARMACEUTICALS, INC.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell securities from time to time in one or more offerings of up to $100,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYCC”.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of August 30, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $9,385,841, based on 12,514,454 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.75 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on July 19, 2023 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2023

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Cyclacel Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cyclacel.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-50626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 8, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023 to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 (other than the portions thereof that are furnished and not filed);

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023 as filed with the SEC on May 11, 2023 and for the quarterly period ended June 30, 2023 as filed with the SEC on August 10, 2023;

•	Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 6, 2023, March 9, 2023, May 4, 2023, June 14, 2023, and July 7, 2023;

•	the description of our common stock contained in Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

You may request a copy of these filings, at no cost, by contacting: 200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922, telephone (908) 517-7330.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus, including the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

Any statements in this prospectus or incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	the rate and degree of market acceptance of our products;

•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

•	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

•	our ability to compete effectively in a competitive industry;

•	the success of competing technologies that are or may become available;

•	the performance of any third-party contract sales organizations, suppliers and manufacturers;

•	our ability to attract and retain key scientific or management personnel;

•	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;

•	our ability to comply with the covenants and satisfy certain conditions of any debt facility;

•	our ability to obtain funding for our operations; and

•	our ability to attract collaborators and strategic partnerships.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should refer to the risks and uncertainties described in the “Risk Factors” section contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

ABOUT CYCLACEL PHARMACEUTICALS, INC.

We are a clinical-stage biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis control biology. We are a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival. Our primary focus has been on our transcriptional regulation program, which is evaluating fadraciclib, a CDK2/9 inhibitor, in solid tumors and hematological malignancies. Separately, our anti-mitotic program is evaluating plogosertib, a PLK1 inhibitor, in solid tumors and lymphoma.

We are evaluating oral fadraciclib and plogosertib in our Phase1/2 streamlined studies the aim of which is to assess safety and identify signals of clinical activity which may lead to registration-enabling outcomes.

Fadraciclib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (065-101; NCT#04983810)

In this ongoing study, twenty-eight patients have been treated in six dose escalation levels so far. The proof-of-concept stage includes seven histologically defined cohorts thought to be sensitive to the drug’s mechanism: breast, colorectal (including KRAS mutant), endometrial/uterine, hepatobiliary, ovarian cancers and lymphomas. An additional basket cohort will enroll patients regardless of histology with biomarkers relevant to the drug’s mechanism, including MCL1, MYC and/or cyclin E amplified.

Fadraciclib is also being evaluated in a Phase 1/2 study in hematological malignancies (065-102; NCT#05168904) which is currently in the dose escalation stage.

Plogosertib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (140-101; NCT#05358379)

Similar to fadraciclib, this ongoing open-label Phase 1/2 registration-directed trial uses a streamlined design and seeks to first determine in a dose escalation stage the recommended Phase 2 dose (or RP2D) for single-agent plogosertib. Once RP2D has been established, the trial will immediately enter into proof-of-concept, cohort stage, using a Simon 2-stage design. In this stage plogosertib will be administered to patients in up to seven mechanistically relevant cohorts including patients with bladder, breast, colorectal (including KRAS mutant), hepatocellular and biliary tract, and lung cancers (both small cell and non-small cell), as well as lymphomas. An additional basket cohort will enroll patients with biomarkers relevant to the drug’s mechanism, including MYC amplified tumors. The protocol allows for expansion of individual cohorts based on response which may allow acceleration of the clinical development and registration plan for plogosertib. The first patient was dosed in this study in April 2022 and twelve patients have been treated at the first three dose escalation levels with no dose limiting toxicities observed.

We currently retain all marketing rights worldwide to the compounds associated with our drug programs.

Company Information

We were incorporated in Delaware in August 1997. Our corporate headquarters are located at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, and our telephone number is 908-517-7330. This is also where our medical and regulatory functions are located. Our research facility is located in Dundee, Scotland, which is also the center of our translational work and development programs.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. As a result, the information that we provide may be different than you might receive from other public reporting companies in which you hold equity interests.

Our corporate website address is www.cyclacel.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet site that contains our public filings with the Securities and Exchange Commission and other information regarding our company, at www.sec.gov. These reports and other information concerning our company may also be accessed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The contents of these websites are not incorporated into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual reference only.

Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo, “Cyclacel,” and our other registered and common law trade names, trademarks, and service marks are the property of Cyclacel Pharmaceuticals, Inc.

The trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, trade names, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for working capital and for other general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2023, 12,642,822 shares of common stock were issued and outstanding. The following descriptions of our common stock and provisions of our amended and restated certificate of incorporation and amended and restated by-laws are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Transfer Agent

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CYCC.”

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Delaware Law and Certain Charter and By-law Provisions

The provisions of (1) Delaware law, (2) our amended and restated certificate of incorporation, and (3) our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.

For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered by the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Anti-Takeover Provisions” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our amended and restated bylaws by the stockholders. Our amended and restated bylaws may be amended or repealed by a simple majority vote of the board of directors.

DESCRIPTION OF PREFERRED STOCK

We have the authority to issue up to 5,000,000 shares of preferred stock. As of June 30, 2023, 335,273 shares of our preferred stock were outstanding as 6% Convertible Exchangeable Preferred Stock (see “6% Convertible Exchangeable Preferred Stock” below), 264 shares of our preferred stock were outstanding as Series A Convertible Preferred Stock (see “Series A Convertible Preferred Stock” below), and 237,745 shares of our preferred stock were outstanding as Series B Convertible Preferred Stock (see “Series B Convertible Preferred Stock” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board of directors. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock:

•	the number of shares constituting the series and the distinctive designation of the series;

•	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;

•	voting rights and the terms of the voting rights;

•	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

•	redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

•	sinking fund provisions for the redemption or purchase of shares;

•	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

•	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

We have previously issued shares of preferred stock in three series, designated as 6% Convertible Exchangeable Preferred Stock, of which 335,273 are currently outstanding, as Series A Convertible Preferred Stock, of which 264 are currently outstanding, and as Series B Convertible Preferred Stock, of which 237,745 are currently outstanding. Our 6% Convertible Exchangeable Preferred Stock is quoted on The Nasdaq Capital Market under the symbol “CYCCP.”

6% Convertible Exchangeable Preferred Stock

General

Our board of directors designated 2,046,813 shares of the preferred stock that were issued as convertible preferred stock on November 3, 2004. The shares of convertible preferred stock are duly and validly issued, fully paid and non-assessable. These shares will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no obligation to retire the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the holder’s right to convert the convertible preferred stock and our right to cause the conversion of the convertible preferred stock and exchange or redeem the convertible preferred stock at our option. Any convertible preferred stock converted, exchanged or redeemed or acquired by us will, upon cancellation, have the status of authorized but unissued shares of convertible preferred stock. We will be able to reissue these cancelled shares of convertible preferred stock.

Dividends

When and if declared by our board of directors out of the legally available funds, holders of the convertible preferred stock are entitled to receive cash dividends at an annual rate of 6% of the liquidation preference of the convertible preferred stock. Dividends are payable quarterly on the first day of February, May, August and November. If any dividends are not declared, they will accrue and be paid at such later date, if any, as determined by our board of directors. Dividends on the convertible preferred stock will be cumulative from the issue date. Dividends will be payable to holders of record as they appear on our stock books not more than 60 days nor less than 10 days preceding the payment dates, as fixed by our board of directors. If the convertible preferred stock is called for redemption on a redemption date between the dividend record date and the dividend payment date and the holder does not convert the convertible preferred stock (as described below), the holder shall receive the dividend payment together with all other accrued and unpaid dividends on the redemption date instead of receiving the dividend on the dividend date. Dividends payable on the convertible preferred stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

If we do not pay or set aside cumulative dividends in full on the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends, all dividends declared upon shares of the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends will be declared on a pro rata basis until all accrued dividends are paid in full. For these purposes, “pro rata” means that the amount of dividends declared per share on the convertible preferred stock and any other preferred stock ranking on the same basis as to dividends bear to each other will be the same ratio that accrued and unpaid dividends per share on the shares of the convertible preferred stock and such other preferred stock bear to each other. We will not be able to redeem, purchase or otherwise acquire any of our stock ranking on the same basis as the convertible preferred stock as to dividends or liquidation preferences unless we have paid or set aside full cumulative dividends, if any, accrued on all outstanding shares of convertible preferred stock.

Unless we have paid or set aside cumulative dividends in full on the convertible preferred stock and any other of the convertible preferred stock ranking on the same basis as to dividends:

•	we may not declare or pay or set aside dividends on common stock or any other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, excluding dividends or distributions of shares, options, warrants or rights to purchase common stock or other stock ranking junior to the convertible preferred stock as to dividends; or

•	we will not be able to redeem, purchase or otherwise acquire any of our other stock ranking junior to the convertible preferred stock as to dividends or liquidation preferences, except in very limited circumstances.

Under Delaware law, we may only make dividends or distributions to our stockholders from:

•	our surplus; or

•	the net profits for the current fiscal year before which the dividend or distribution is declared under certain circumstances.

For the year ended December 31, 2022, the company declared dividends of $0.15 per share quarterly. These dividends were paid on May 1, August 1 and November 1, 2022, and February 1, 2023, respectively.

Conversion

Conversion Rights

Holders of our convertible preferred stock may convert the convertible preferred stock at any time into a number of shares of common stock determined by dividing the $10.00 liquidation preference by the conversion price of $39,480.00. This conversion price is equivalent to a conversion rate of approximately 0.00025 shares of common stock for each share of convertible preferred stock. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date. If we call the convertible preferred stock for redemption, the holder’s right to convert the convertible preferred stock will expire at the close of business on the business day immediately preceding the date fixed for redemption, unless we fail to pay the redemption price.

Automatic Conversion

Unless we redeem or exchange the convertible preferred stock, we may elect to convert some or all of the convertible preferred stock into shares of our common stock if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion. If we elect to convert less than all of the shares of convertible preferred stock, we shall select the shares to be converted by lot or pro rata or in some other equitable manner in our discretion. On or after November 3, 2007, we may not elect to automatically convert the convertible preferred stock if full cumulative dividends on the convertible preferred stock for all past dividend periods have not been paid or set aside for payment.

Conversion Price Adjustment - General

The conversion price of $39,480.00 will be adjusted if:

(1)	we dividend or distribute common stock in shares of our common stock;

(2)	we subdivide or combine our common stock;

(3)	we issue to all holders of common stock certain rights or warrants to purchase our common stock at less than the current market price;

(4)	we dividend or distribute to all holders of our common stock shares of our capital stock or evidences of indebtedness or assets, excluding:

•	those rights, warrants, dividends or distributions referred to in (1) or (3), or

•	dividends and distributions paid in cash;

(5)	we made a dividend or distribution consisting of cash to all holders of common stock;

(6)	we purchase common stock pursuant to a tender offer made by us or any of our subsidiaries; and

(7)	a person other than us or any of our subsidiaries makes any payment on a tender offer or exchange offer and, as of the closing of the offer, the board of directors is not recommending rejection of the offer. We will only make this adjustment if the tender or exchange offer increases a person’s ownership to more than 25% of our outstanding common stock, and only if the payment per share of common stock exceeds the current market price of our common stock. We will not make this adjustment if the offering documents disclose our plan to engage in any consolidation, merger, or transfer of all or substantially all of our properties and if specified conditions are met.

If we implement a stockholder rights plan, this new rights plan must provide that, upon conversion of the existing convertible preferred stock the holders will receive, in addition to the common stock issuable upon such conversion, the rights under such rights plan regardless of whether the rights have separated from the common stock before the time of conversion. The distribution of rights or warrants pursuant to a stockholder rights plan will not result in an adjustment to the conversion price of the convertible preferred stock until a specified triggering event occurs.

The occurrence and magnitude of certain of the adjustments described above is dependent upon the current market price of our common stock. For these purposes, “current market price” generally means the lesser of:

•	the closing sale price on certain specified dates, or

•	the average of the closing prices of the common stock for the ten trading day period immediately prior to certain specified dates.

We may make a temporary reduction in the conversion price of the convertible preferred stock if our board of directors determines that this decrease would be in our best interest. We may, at our option, reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes.

Conversion Price Adjustment - Merger, Consolidation or Sale of Assets

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the shares of convertible preferred stock will convert into:

(1)	if the transaction is a common stock fundamental change, as defined below, common stock of the kind received by holders of common stock as a result of common stock fundamental change in accordance with paragraph (1) below under the subsection entitled “- Fundamental Change Conversion Price Adjustments,” and

(2)	if the transaction is not a common stock fundamental change, and subject to funds being legally available at conversion, the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the conversion price in accordance with paragraph (2) below under the subsection entitled “- Fundamental Change Conversion Price Adjustments.”

The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

(1)	we recapitalize or reclassify our common stock, except for:

•	a change in par value,

•	a change from par value to no par value,

•	a change from no par value to par value, or

•	a subdivision or combination of our common stock.

(2)	we consolidate or merge into any other person, or any merger of another person into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

(3)	we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

(4)	we undertake any compulsory share exchange.

Fundamental Change Conversion Price Adjustments

If a fundamental change occurs, the conversion price will be adjusted as follows:

(1)	in the case of a common stock fundamental change, the conversion price shall be the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the purchaser stock price, as defined below, and the denominator of which is the applicable price, as defined below. However, in the event of a common stock fundamental change in which:

•	100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquirer or other third party, and cash, if any, paid with respect to any fractional interests in such common stock resulting from such common stock fundamental change, and

•	All of our common stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquirer or other third party, and any cash with respect to fractional interests,

•	the conversion price shall be the conversion price in effect immediately prior to such common stock fundamental change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of our common stock as a result of the common stock fundamental change; and

(2)	in the case of a non-stock fundamental change, the conversion price shall be the lower of:

•	the conversion price after giving effect to any other prior adjustments effected pursuant to the preceding paragraph and

•	the product of

A.	the applicable price, and

B.	a fraction, the numerator of which is $10 and the denominator of which is (x) the amount of the redemption price for one share of convertible preferred stock if the redemption date were the date of the non-stock fundamental change (or if the date of such non-stock fundamental change falls within the period beginning on the first issue date of the convertible preferred stock through October 31, 2005, the twelve-month period commencing November 1, 2005 and the twelve-month period commencing November 1, 2006, the product of 106.0%, 105.4% or 104.8%, respectively, and $10) plus (y) any then-accrued and unpaid distributions on one share of convertible preferred stock.

Holders of convertible preferred stock may receive significantly different consideration upon conversion depending upon whether a fundamental change is a non-stock fundamental change or a common stock fundamental change. In the event of a non-stock fundamental change, the shares of convertible preferred stock will convert into stock and other securities or property or assets, including cash, determined by the number of shares of common stock receivable upon conversion at the conversion price as adjusted in accordance with (2) above. In the event of a common stock fundamental change, under certain circumstances, the holder of convertible preferred stock will receive different consideration depending on whether the holder converts his or her shares of convertible preferred stock on or after the common stock fundamental change.

Definitions for the Fundamental Change Adjustment Provision

“applicable price” means:

•	in a non-stock fundamental change in which the holders of common stock receive only cash, the amount of cash received by a holder of one share of common stock, and

•	in the event of any other fundamental change, the average of the daily closing price for one share of common stock during the 10 trading days immediately prior to the record date for the determination of the holders of common stock entitled to receive cash, securities, property or other assets in connection with the fundamental change or, if there is no such record date, prior to the date upon which the holders of common stock shall have the right to receive such cash, securities, property or other assets.

“common stock fundamental change” means any fundamental change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that, for the 10 trading days immediately prior to such fundamental change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market, except that a fundamental change shall not be a common stock fundamental change unless either:

•	we continue to exist after the occurrence of the fundamental change and the outstanding convertible preferred stock continues to exist as outstanding convertible preferred stock, or

•	not later than the occurrence of the fundamental change, the outstanding convertible preferred stock is converted into or exchanged for shares of preferred stock, which preferred stock has rights, preferences and limitations substantially similar, but no less favorable, to those of the convertible preferred stock.

“fundamental change” means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of our common stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets, whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise. However, for purposes of adjustment of the conversion price, in the case of any series of transactions or events, the fundamental change shall be deemed to have occurred when substantially all of the common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of our common stock received in the transaction or event as a result of which more than 50% of our common stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

“non-stock fundamental change” means any fundamental change other than a common stock fundamental change.

“purchaser stock price” means the average of the daily closing price for one share of the common stock received by holders of the common stock in the common stock fundamental change during the 10 trading days immediately prior to the date fixed for the determination of the holders of the common stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the common stock shall have the right to receive such common stock.

Liquidation Rights

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of the convertible preferred stock shall receive a liquidation preference of $10 per share and all accrued and unpaid dividends through the distribution date. Holders of any class or series of preferred stock ranking on the same basis as the convertible preferred stock as to liquidation shall also be entitled to receive the full respective liquidation preferences and any accrued and unpaid dividends through the distribution date. Only after the preferred stock holders have received their liquidation preference and any accrued and unpaid dividends will we distribute assets to common stock holders or any of our other stock ranking junior to the shares of convertible preferred stock upon liquidation. If upon such dissolution, liquidation or winding up, we do not have enough assets to pay in full the amounts due on the convertible preferred stock and any other preferred stock ranking on the same basis with the convertible preferred stock as to liquidation, the holders of the convertible preferred stock and such other preferred stock will share ratably in any such distributions of our assets:

•	first in proportion to the liquidation preferences until the preferences are paid in full, and

•	then in proportion to the amounts of accrued but unpaid dividends.

After we pay any liquidation preference and accrued dividends, holders of the convertible preferred stock will not be entitled to participate any further in the distribution of our assets. The following events will not be deemed to be a dissolution, liquidation or winding up of Cyclacel:

•	the sale of all or substantially all of the assets;

•	our merger or consolidation into or with any other corporation; or

•	our liquidation, dissolution, winding up or reorganization immediately followed by a reincorporation as another corporation.

Optional Redemption

The Company may, at its option, redeem the Preferred Stock in whole or in part, out of funds legally available at the redemption price of $10.00 per share.

Exchange Provisions

We may exchange the convertible preferred stock in whole, but not in part, for debentures on any dividend payment date on or after November 1, 2005 at the rate of $10 principal amount of debentures for each outstanding share of convertible preferred stock. Debentures will be issuable in denominations of $1,000 and integral multiples of $1,000. If the exchange results in an amount of debentures that is not an integral multiple of $1,000, we will pay in cash an amount in excess of the closest integral multiple of $1,000. We will mail written notice of our intention to exchange the convertible preferred stock to each record holder not less than 30 nor more than 60 days prior to the exchange date.

We refer to the date fixed for exchange of the convertible preferred stock for debentures as the “exchange date.” On the exchange date, the holder’s rights as a stockholder of Cyclacel shall cease, the shares of convertible preferred stock will no longer be outstanding, and will only represent the right to receive the debentures and any accrued and unpaid dividends, without interest. We may not exercise our option to exchange the convertible preferred stock for the debentures if:

•	full cumulative dividends on the convertible preferred stock to the exchange date have not been paid or set aside for payment, or

•	an event of default under the indenture would occur on conversion, or has occurred and is continuing.

Voting Rights

Holders of our convertible preferred stock have no voting rights except as described below or as required by law. Shares of our convertible preferred stock held by us or any entity controlled by us will not have any voting rights.

The Certificate of Designations governing the Preferred Stock provides that if the Company fails to pay dividends on its Preferred Stock for six quarterly periods, holders of Preferred Stock are entitled to nominate and elect two directors to the Company’s Board of Directors.

Without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock, we may not:

•	adversely change the rights, preferences and limitations of the convertible preferred stock by modifying our certificate of incorporation or bylaws, or

•	authorize, issue, reclassify any of our authorized stock into, increase the authorized amount of, or authorize or issue any convertible obligation or security or right to purchase, any class of stock that ranks senior to the convertible preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of the stock.

No class vote on the part of convertible preferred stock shall be required (except as otherwise required by law or resolution of our board of directors) in connection with the authorization, issuance or increase in the authorized amount of any shares of capital stock ranking junior to or on parity with the convertible preferred stock both as to the payment of dividends and as to distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary, including our common stock and the convertible preferred stock.

In addition, without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock we may not:

•	enter into a share exchange that affects the convertible preferred stock, or

•	consolidate with or merge into another entity, or

•	permit another entity to consolidate with or merge into us,

unless the convertible preferred stock remains outstanding and its rights, privileges and preferences are unaffected or it is converted into or exchanged for convertible preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock.

In determining a majority under these voting provisions, holders of convertible preferred stock will vote together with holders of any other preferred stock that rank on parity as to dividends and that have like voting rights.

Series A Preferred Stock

8,872 shares of the Company’s Series A Preferred Stock were issued in a underwritten public offering on July 21, 2017 (the “July 2017 Underwritten Public Offering”). Each share of Series A Preferred Stock is convertible at any time at the option of the holder thereof, into a number of shares of common stock determined by dividing $1,000 by the initial conversion price of $40.00 per share, subject to a 4.99% blocker provision, or, upon election by a holder prior to the issuance of shares of Series A Preferred Stock, 9.99%, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.

During the year ended December 31, 2017, 8,608 shares of the Series A Preferred Stock were converted into 215,000 shares of common stock. As of June 30, 2023, 264 shares of the Series A Preferred Stock remain issued and outstanding. The 264 shares of Series A Preferred Stock issued and outstanding at June 30, 2023, are convertible into 6,600 shares of common stock.

In the event of a liquidation, the holders of Series A Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. The Series A Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series A Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series A Certificate of Designation provides that no other dividends shall be paid on Series A Preferred Shares and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series A Certificate of Designation does not provide for any restriction on the repurchase of Series A Preferred Shares by us while there is any arrearage in the payment of dividends on the Series A Preferred Shares. There are no sinking fund provisions applicable to the Series A Preferred Shares.

With certain exceptions, as described in the Series A Certificate of Designation, the Series A Preferred Stock has no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Series A Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock or (c) effect a stock split or reverse stock split of the Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the Series A Conversion Price. The “Series A Conversion Price” was initially $40.00 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series A Certificate of Designation further provides that we shall not effect any conversion of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the “Preferred Stock Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event shall the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Subject to certain conditions, at any time following the issuance of the Series A Preferred Stock, we will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for 30 consecutive trading days (the “Measurement Period”) exceeds 300% of the initial conversion price of the Series A Preferred Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the daily trading volume on each Trading Day during such Measurement Period exceeds $500,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company. Our right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock shall be exercised ratably among the holders of the then outstanding preferred stock.

The Series A Preferred Stock has no maturity date, will carry the same dividend rights as the common stock, and with certain exceptions contains no voting rights. In the event of any liquidation or dissolution of the Company, the Series A Preferred Stock ranks senior to the common stock in the distribution of assets, to the extent legally available for distribution.

Series B Preferred Stock

237,745 shares of the Company’s Series B Preferred Stock were issued in connection with a registered direct offering on December 18, 2020 (the “December 2020 Registered Direct Offering”). Each share of Series B Preferred Stock is convertible at any time at the option of the holder thereof, into a five shares of common stock, subject to a 9.99% blocker provision, and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations.

As of June 30, 2023, 237,745 shares of the Series B Preferred Stock remain issued and outstanding. The 237,745 shares of Series B Preferred Stock issued and outstanding at June 30, 2023, are convertible into 1,188,725 shares of common stock.

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. The Series B Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends shall be paid on Series B Preferred Shares and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence.

With certain exceptions, as described in the Series B Certificate of Designation, the Series B Preferred Stock has no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Series B Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights given to the holders of the Series B Preferred Stock, (c) increase the number of authorized shares of Series B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series B Preferred Stock is convertible at any time at the holder’s option into five shares of common stock. The “Series B Conversion Price” was initially $4.18 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we shall not effect any conversion of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 9.99% of the shares of our common stock then outstanding after giving effect to such exercise.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series.

Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants. We will describe the particular terms of any warrants that we may offer under this prospectus in more detail in the applicable prospectus supplement and the related warrant agreements and warrant certificates.

Outstanding Warrants

December 2020 Warrants

As of June 30, 2023, warrants to purchase 669,854 shares of common stock issued pursuant to a securities purchase agreement in a December 2020 financing transaction remained outstanding. Each warrant shall be exercisable beginning on the 12-month anniversary of the date of issuance for a period of five years after the date of issuance, at an exercise price of $4.13 per warrant share. The exercise price of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the warrants. The warrants may be exercised on a “cashless” basis.

April 2020 Warrants

As of June 30, 2023, 2,190,000 warrants issued pursuant to a securities purchase agreement in connection with an April 2020 equity financing remained outstanding, each with an exercise price of $5.00. The common warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock. The common warrants were issued separately from the common stock and were eligible for transfer immediately after issuance. A common warrant to purchase one share of common stock was issued for every share of common stock purchased in this offering.

The common warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, the Company will round down to the next whole share.

July 2017 Warrants

As of June 30, 2023, 374,525 warrants issued in connection with the July 2017 underwritten public offering remained outstanding, each with an exercise price of $40.00. All such warrants were issued in connection with the July 2017 underwritten public offering and are immediately exercisable. The warrants expire in 2024. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. On the expiration date, unexercised warrants will automatically be exercised via the “cashless” exercise provision.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Exercisability. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

Exercise of Warrants. All of the warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the warrant agent, with the exercise form set forth in the warrant completed and executed as indicated, either accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised or, under certain circumstances, by means of a cashless exercise, as provided for in the warrant. Notwithstanding the foregoing, the holder will not be required to physically surrender the warrant unless and until the aggregate warrant shares represented by the warrant are exercised. The warrants are exercisable by delivery of a written notice, with payment made within two trading days of the delivery of the notice of exercise.

Cashless Exercise. If, at any time during the exercisability period of any of the warrants, the holder is not permitted to sell shares of common stock issuable upon exercise of the relevant warrant pursuant to the registration statement or an exemption from registration is not available, and the fair market value of our common stock exceeds the exercise price of the warrants, the holder may elect to effect a cashless exercise of the warrants, in whole or in part, by surrendering the warrants to us, together with delivery to us of a duly executed exercise notice, and canceling a portion of the relevant warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Buy-in Right. If we fail to issue shares of common stock to the holder of a warrant within three business days of our receipt of a duly executed exercise notice, then the holder or any third party on behalf of the holder may, for such holder’s account, purchase in an open market transaction or otherwise, shares of common stock to deliver in satisfaction of a sale by the holder of shares of common stock issuable upon such exercise that the holder anticipated receiving from us. The Company shall (i) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares (as defined in such warrants) that the Company was required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the holder, either reinstate the portion of the warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations thereunder.

Transferability. The warrants and all rights thereunder are transferable upon surrender of the applicable warrant at the principal office of the Company or its designated agent, together with a written assignment of the applicable warrant duly executed by the holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Exchange Listing. We do not plan on making an application to list any of the warrants on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system. The common stock underlying the warrants is listed on the NASDAQ Capital Market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the warrants, and generally including any merger with or into another entity (whether or not we are the surviving entity but excluding a migratory merger effected solely for the purpose of changing our jurisdiction of incorporation), sale of all or substantially all of our assets, tender offer or exchange offer, our consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive, as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Cyclacel, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, the holders of the warrants, in the event of a fundamental transaction (i) in which holders of common stock receive all cash or substantially all cash or (ii) with a person whose common stock or equivalent equity security is not quoted or listed on an eligible market, as defined in such warrant, and, in either case, at the request of the holder delivered within 30 days after consummation of the fundamental transaction, we (or our successor entity) must purchase such warrant from the holder by paying to the holder, within seven business days after such request (or, if later, on the effective date of the fundamental transaction), cash in an amount equal to the Black Scholes value, as defined in such warrant, of the remaining unexercised portion of such warrant or Option Warrant on the date of such fundamental transaction. Fundamental transactions shall not include any transaction in which the Company is not a voluntary party thereto.

Waivers and Amendments. The provisions of each warrant may be amended and we may not take any action prohibited by such warrant, or omit to perform any act required to be performed pursuant to such warrant, only with the written consent of the holder of that warrant.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Fractional Shares. No fractional shares will be issued upon exercise of any of the warrants. We will pay to the holder thereof, in lieu of the issuance of any fractional share which is otherwise issuable to the warrant holder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Cyclacel Pharmaceuticals, Inc. as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 incorporated in this Prospectus by reference from the Cyclacel Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

CYCLACEL PHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

      , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$11,020
Printing and engraving	(1)
Accounting services	(1)
Legal fees of registrant’s counsel	(1)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(1)
Miscellaneous	(1)
Total	$11,020

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Cyclacel Pharmaceuticals, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s amended and restated certificate of incorporation, amended and restated by-laws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Exchange Act losses that are as a result of conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on April 1, 2013)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 27, 2016)
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 14, 2020)
4.4	Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 7, 2020)
4.5	Certificate of Designation of 6% Convertible Exchangeable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 5, 2004)
4.6	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (No. 333-218305), filed with the SEC on July 17, 2017)
4.7	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2020)
4.8	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, File No. 333-109653, filed with the SEC on February 17, 2004, as subsequently amended)
4.9	Specimen of Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, File No. 333-119585, originally filed with the SEC on October 21, 2004, as subsequently amended)
4.10*	Form of Senior Debt Security
4.11*	Form of Subordinated Debt Security
4.12	Form of Senior Indenture
4.13	Form of Subordinated Indenture
4.14*	Form of Warrant Agreement and Warrant Certificate
4.15	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 1, 2011)
4.16	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc.’s Common Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-218305), filed with the SEC on July 17, 2017)
4.17	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2020)
4.18	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2020)
4.19	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 22, 2020)
4.20*	Form of Rights Agreement and Right Certificate
4.21*	Form of Unit Agreement and Unit.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of RSM US LLP, independent registered public accounting firm for the Registrant
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table

* To be filed by amendment or by a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act:

(i)	the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley Heights, New Jersey, on September 1, 2023.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name: Paul McBarron
Title: Chief Operating Officer, Chief Financial Officer And Executive Vice President, Finance

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Cyclacel Pharmaceuticals, Inc., hereby severally constitute and appoint each of Spiro Rombotis and Paul McBarron as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spiro Rombotis	President and Chief Executive Officer (Principal Executive Officer)	September 1, 2023
Spiro Rombotis

/s/ Paul McBarron	Chief Operating Officer, Chief Financial Officer and Executive Vice President, Finance (Principal Financial and Accounting Officer) and Director	September 1, 2023
Paul McBarron

/s/ Dr. Christopher Henney	Chairman	September 1, 2023
Dr. Christopher Henney

/s/ Dr. Robert Spiegel	Vice Chairman	September 1, 2023
Dr. Robert Spiegel

/s/ Dr. Samuel L. Barker	Director	September 1, 2023
Dr. Samuel L. Barker

/s/ Dr. Brian Schwartz	Director	September 1, 2023
Dr. Brian Schwartz

/s/ Karin L. Walker	Director	September 1, 2023
Karin L. Walker

/s/ Dr. Kenneth M. Ferguson	Director	September 1, 2023
Dr. Kenneth M. Ferguson